Exhibit 99.2

4650 SW Macadam Avenue, Suite 400 • Portland, OR 97239 • Telephone (503) 946-4800
CONTACT: Jay Khetani, Vice President of Investor Relations (503) 946-4700
Website: http://www.precast.com

PRECISION CASTPARTS CORP. BOARD
APPROVES EXPANDED SHARE REPURCHASE PROGRAM

PORTLAND, Oregon - May 13, 2015 - The Board of Directors of Precision Castparts Corp. (NYSE:PCP) has approved a $2 billion expansion to the Company's existing share repurchase program, effective immediately and continuing through June 30, 2017. The Company plans to repurchase up to $2 billion of its common stock over the next 12 to 18 months as part of its comprehensive cash deployment strategy. The Company has a consistent track record of successfully redeploying its cash flow from operations through internal business investments, adding market-leading positions through acquisitions, as well as returning cash to shareholders by means of share repurchases.

"This is the fourth Repurchase Authorization since the Board launched the program in January 2013,” said Mark Donegan, chairman and chief executive officer of Precision Castparts Corp. “We have substantially completed the $2.5 billion authorized previously. This new share repurchase authorization reinforces our continued confidence in our long-term growth outlook and commitment to delivering value to shareholders through disciplined cash deployment. Our primary uses of cash will be to continue to support our internal investments and value-creating acquisition strategy, and the acquisition pipeline remains robust. At the same time, however, the Company’s size and breadth allows us to use the strength of our balance sheet and strong free cash flow to return excess cash to shareholders, and reduce share count over time."

The Company intends to repurchase outstanding shares from time to time in the open market. As of May 13, 2015, the Company had used $2.3 billion of the $2.5 billion previously authorized.

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Company Overview
Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is a market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications.  In addition, the Company is a leading producer of airfoil castings for the industrial gas turbine market.  PCC manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting, forging, and other industries.

Forward-Looking Statements
Information included within this press release describing the projected growth and future results and events constitutes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of our entry into new markets; competitive pricing; the financial viability of our significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on the Company of customer or supplier labor disputes; demand, timing, and market acceptance of new commercial and military programs, and our ability to accelerate production levels to meet order increases on new or existing programs in a timely fashion; the availability and cost of energy, raw materials, supplies, and insurance; the cost of pension and postretirement medical benefits; equipment failures; product liability claims; cybersecurity threats; relations with our employees; our ability to manage our operating costs and to integrate acquired businesses in an effective manner, including the ability to realize expected synergies; the timing of new acquisitions; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; fluctuations in oil & gas prices and production; the impact of adverse weather conditions or natural disasters; the availability and cost of financing; and the implementation of new technologies and process improvements. Any forward-looking statements should be considered in light of these factors. We undertake no obligation to update any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.
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